CERTIFICATE OF DESIGNATION, NUMBER, POWERS,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
                   OPTIONAL, AND OTHER SPECIAL RIGHTS AND THE
                   QUALIFICATIONS, LIMITATIONS, RESTRICTIONS,
                  AND OTHER DISTINGUISHING CHARACTERISTICS OF
                                PREFERRED STOCK

                                       OF

                          VIDEOLAN TECHNOLOGIES, INC.

Jack Shirman and Steven B. Rothenberg hereby certify that:

         I. They are the Chief Executive Officer and Secretary, respectively, of VideoLan Technologies, Inc., a Delaware corporation (the "Corporation").

         II. The certificate of incorporation of the Corporation authorizes the issuance of 5,000,000 shares of Preferred Stock, $.01 par value per share, and expressly vests in the Board of Directors of the Corporation the authority provided herein to issue any or all of said shares in one or more series and by resolution or resolutions to establish the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participating, optional, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics of each series to be issued.

         III. The Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating an issue of Preferred Stock:

         RESOLVED, that Seven Thousand Five Hundred (7,500) of the Five Million (5,000,000) authorized shares of Preferred Stock of the Corporation shall be designated "Series 1996A Convertible Preferred Stock" (the "Preferred Stock") and shall possess the rights and privileges set forth below:

                  A. Par Value. Each share of Preferred Stock shall have a par value of $.01.

                  B. Dividend Rights. Holders of Preferred Stock shall be entitled to receive cumulative dividends at the annual rate of sixty dollars ($60.00) per share, when and as declared by the Board of Directors.

                  C. Liquidation Preference.

                           1. In the event of any liquidation, dissolution or
winding-up of the Corporation, either voluntary or involuntary (a "Liquidation"), the holders of shares of the Preferred Stock then issued and outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of shares of the Common Stock or upon any other series of Preferred Stock of the Corporation with a liquidation preference subordinate to the liquidation preference of the

Preferred Stock, an amount per share equal to the sum of (i) One Thousand Dollars ($1,000) (the "Original Issue Price") for each outstanding share of Preferred Stock, and (ii) an amount equal to six percent (6%) of the Original Issue Price for each outstanding share of Preferred Stock multiplied by the fraction N/365, where N equals the number of days elapsed since full payment for the shares of Preferred Stock was deposited with the escrow agent. If, upon any Liquidation of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of the Preferred Stock and the holders of any other series of Preferred Stock with a liquidation preference equal to the liquidation preference of the Preferred Stock the full amounts to which they shall respectively be entitled, the holders of shares of the Preferred Stock and the holders of any other series of Preferred Stock with liquidation preference equal to the liquidation preference of the Preferred Stock shall receive all of the assets of the Corporation available for distribution and each such holder of shares of the Preferred Stock and the holders of any other series of Preferred Stock with a liquidation preference equal to the liquidation preference of the Preferred Stock shall share ratably in any distribution in accordance with the amounts due such shareholders. After payment shall have been made to the holders of shares of the Preferred Stock of the full amount to which they shall be entitled, as aforesaid, the holders of shares of the Preferred Stock shall be entitled to no further distributions thereon and the holders of shares of the Common Stock and of shares of any other series of stock of the Corporation shall be entitled to share, according to their respective rights and preferences, in all remaining assets of the Corporation available for distribution to its shareholders.

                           2. A merger or consolidation of the Corporation with
or into any other corporation, or a sale, lease, exchange, or transfer of all or any part of the assets of the Corporation which shall not in fact result in the liquidation (in whole or in part) of the Corporation and the distribution of its assets to its shareholders shall not be deemed to be a voluntary or involuntary liquidation (in whole or in part), dissolution, or winding-up of the Corporation.

                  D.       Conversion of Preferred Stock.

                           The holders of Preferred Stock shall have the
following conversion rights:

                           1. Right to Convert. Subject to paragraph 7 of this
Section D, each share of Preferred Stock shall be convertible, on the Conversion Dates and at the Conversion Prices set forth below, into fully paid and nonassessable shares of Common Stock (sometimes referred to herein as "Conversion Shares").

                           2. Mechanics of Conversion. Each holder of Preferred
Stock who desires to convert the same into shares of Common Stock shall provide notice ("Conversion Notice") via telecopy (facsimile) to the Corporation. The original Conversion Notice and the certificate or certificates representing the Preferred Stock for which conversion is elected, shall be delivered to the Corporation by international courier, duly endorsed. The date upon which a Conversion Notice is received by the Corporation shall be a "Notice Date."

  Upon receipt by the Corporation of a facsimile copy of a Conversion Notice,

the Corporation shall immediately send to the holder, via telecopy (facsimile), a confirmation of receipt of the Conversion Notice which shall specify that the Conversion Notice has been received and the name and telephone number of a contact person at the Corporation whom the holder should contact regarding information related to the conversion. The Corporation shall use all reasonable efforts to issue and deliver within three (3) business days after the Notice Date, to such holder of Preferred Stock at the address of the holder on the stock books of the Corporation, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid; provided that the original shares of Preferred Stock to be converted are received by the transfer agent or the Corporation within three (3) business days after the Notice Date and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the original certificate(s) representing the shares of Preferred Stock to be converted are not received by the transfer agent or the Corporation within five business days after the Notice Date, the Conversion Notice shall become null and void.

                           3. Lost or Stolen Certificates. Upon receipt by the
Corporation of evidence of the loss, destruction, theft or mutilation of any Preferred Stock certificates (the "Certificates") and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Certificates, if mutilated, the Corporation shall execute and deliver new Preferred Stock Certificates of like tenor and date. However, the Corporation shall not be obligated to re-issue such lost or stolen Preferred Stock Certificates if the holder thereof contemporaneously requests the Corporation to convert such Preferred Stock into Common Stock, in which event the Corporation shall be entitled to rely on an affidavit of loss, destruction or theft of the Preferred Stock Certificate or, in the case of mutilation, tender of the mutilated certificate, and shall issue the Conversion Shares.

                           4. Conversion Period. The Preferred Stock shall
become convertible into shares of Common Stock at any time commencing the earlier of (i) the effective date of a registration statement covering the Conversion Shares; or (ii) January 15, 1997.

                           5. Conversion Formula/Conversion Price. Each share
of Preferred Stock shall be convertible into the number of shares of Common Stock determined by dividing the Original Issue Price by the Conversion Price (the "Conversion Formula"). For purposes hereof, the term "Conversion Price" shall mean the lesser of (x) 115% of the average Closing Bid Price (as that term is defined below) for the five (5) trading days immediately preceding October 17, 1996 (the "Closing Date"), or (y) the average Closing Bid Price for the five (5) trading days immediately preceding the Notice Date multiplied by the Applicable Percentage as of the Notice Date.

         For purposes hereof, the term "Closing Bid Price" shall mean the closing bid price of the Common Stock on the Nasdaq SmallCap Stock Market, or if no longer traded on the Nasdaq SmallCap Stock Market, the closing bid price on the Over-The Counter Market or the closing bid price on the principal national securities exchange on which the Common Stock is so traded, all as reported in the Wall Street Journal.


         For purposes hereof, the term "Applicable Percentage" shall mean:

                  Period                               Applicable Percentage

         On or before March 1, 1997                           85.0%
         March 2, 1997 through April 16, 1997                 82.5%
         On or after April 17, 1997                           80.0%


                           6. Conversion by the Corporation. On or after the
earlier of June 30, 1997 at the election of the Corporation, any outstanding share of Preferred Stock may be converted into Common Stock on such date in accordance with the Conversion Formula and the Conversion Price then in effect. If the Corporation desires to convert any shares of Preferred Stock it shall provide notice via telecopy (facsimile) to the holder of such shares. Such notice shall be delivered to the holder of such shares by international courier, duly endorsed. The date upon which a Conversion Notice is received by the Holder shall be deemed the "Notice Date" for purposes of determining the Conversion Price.

                           7. Redemption Option. If the Corporation receives a
Conversion Notice with respect to any shares of Preferred Stock for which the Conversion Price would be less than the average Closing Bid Price for the five
(5) trading days immediately preceding the Closing Date, at the election of the Corporation, each such share may be redeemed by the Company rather than converted. The redemption price (the "Redemption Price") for shares to be redeemed shall be the Original Issue Price divided by the Applicable Percentage as of the Notice Date. The Redemption Price shall be paid to the holder of the redeemed shares of Preferred Stock within five (5) business days of the Notice Date.

                           8. No Fractional Shares. If any conversion of the
Preferred Stock would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion, if the aggregate, shall be the next higher number of shares.

                           9. Reservation of Stock Issuable Upon Conversion.
The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock; and if any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                           10. Adjustment to Conversion Price.

                           (a) If, prior to the conversion of all shares of
Preferred Stock, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Conversion Price shall be proportionately increased.

                           (b) If, prior to the conversion of all shares of
Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Corporation shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity, then the holders of Preferred Stock shall thereafter have the right to purchase and receive upon conversion of shares of Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such shares of stock and/or securities as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of shares of Preferred Stock held by such holders had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of the Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof. The Corporation shall not effect any transaction described in this subsection unless the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligation to deliver to the holders of the Preferred Stock such shares of stock and/or securities as, in accordance with the foregoing provisions, the holders of the Preferred Stock may be entitled to purchase.

                           (c) If any adjustment under this subsection would
create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares.

                  E. Voting. Except as otherwise provided below or by the General Corporation Law of the State of Delaware, the holders of the Preferred Stock (the "Holders") shall have no voting power whatsoever, and no holder of Preferred Stock shall vote or otherwise participate in any proceeding in which actions shall be taken by the Corporation or the shareholders thereof or be entitled to notification as to any meeting of the Board of Directors or the shareholders.

         To the extent that under Delaware law and vote of the Holders, voting separately as a class, is required to authorize a given action of the Corporation, the affirmative vote or consent of the Holders of at least a majority of the shares of the Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Preferred Stock (except as otherwise may be required under Delaware law) shall constitute the approval of such action by the class. To the extent that under Delaware law the Holders are entitled to vote on a matter with holders of Common Stock, voting together as one (1) class, each share of Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of stockholders as the date as of which the Conversion Price is calculated. The Holders also shall be entitled to notice of all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's by-laws and applicable statues.

                  F. Status of Converted Stock. In the event any shares of Preferred Stock shall be converted or redeemed as contemplated by this Designation, the shares so converted or redeemed shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated class or series, and shall not be issuable by the Corporation as Preferred Stock.

                  G. Taxes. All shares of Common Stock issued upon conversion of Preferred Stock will be validly issued, fully paid and nonassessable. The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such transfer has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid or that no such tax is payable. The Corporation shall adjust the amount of dividends paid or accrued so as to indemnity the holders of Preferred Stock against any withholding or similar tax in respect of such dividends.


         FURTHER RESOLVED, that the statements contained in the foregoing resolutions creating and designating the said Preferred Stock and fixing the number, powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the Certificate of Incorporation of the Corporation pursuant to the provisions of the General Corporation Law of the State of Delaware.

         IV. This Certificate of Designation of the Corporation has been duly approved by the Board of Directors.

         V. The total number of outstanding shares of Common Stock of the Corporation is 14,026,398. There are no outstanding shares of Preferred Stock of the Corporation. There are no other shares of any other class of stock outstanding. No vote of any class of stock of the Corporation is required for the adoption and approval of this Certificate of Designations.






         We further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this Certificate are true and correct of our own knowledge.



Date:     October 16, 1996         /s/ JACK SHIRMAN
                                   Jack Shirman, Chief Executive Officer


                                   /s/ STEVEN B. ROTHERNBERG
                                   Steven B. Rothenberg, Secretary